Exhibit 99.1

Pursuant to General Instruction number 5(b)(v) to Form 3, the following additional reporting persons are covered by this joint filing:

Name:    ProQuest Investments II, L.P.
         ProQuest Investments II Advisors Fund, L.P.
         Jay Moorin
         Alain Schreiber

Address: 600 Alexander Park,
         Suite 204
         Princeton, NJ 08540

Designated Filer: ProQuest Associates II LLC

Issuer and Ticker Symbol:  Threshold Pharmaceuticals, Inc. (THLD)

Date of Event Requiring Statement:  2/4/05

Signatures:       /S/  PASQUALE DEANGELIS
                  Pasquale DeAngelis, as member
                  of the general partners of each of the
                  limited partnerships

                  /S/  PASQUALE DEANGELIS
                  Pasquale DeAngelis, as attorney-in-fact for
                  Jay Moorin and Alain Schreiber